Exhibit 99.1

PRELIMINARY COPY
LINEAR TECHNOLOGY CORPORATION ATTN: STOCK ADMINISTRATION 1630 MCCARTHY BOULEVARD MILPITAS, CA 95035-7487	VOTE BY INTERNET - www.proxyvote.com

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E13671-P81819	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LINEAR TECHNOLOGY CORPORATION

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
1.	Adoption of the Agreement and Plan of Merger by and among Linear Technology Corporation, Analog Devices, Inc. and Tahoe Acquisition Corp.	☐	☐	☐		The Board of Directors recommends you vote FOR the following:
2.	Approval on an advisory (non-binding) basis of the compensation that may be paid or become payable to Linear Technology's named executive officers that is based on or otherwise relates to the merger.	☐	☐	☐	3.	Election of Directors Nominees: 3a. Robert H. Swanson, Jr. 3b. Lothar Maier 3c. Arthur C. Agnos 3d. John J. Gordon 3e. David S. Lee 3f. Richard M. Moley 3g. Thomas S. Volpe		For ☐ ☐ ☐ ☐ ☐ ☐ ☐	Against ☐ ☐ ☐ ☐ ☐	Abstain ☐ ☐ ☐ ☐ ☐ ☐ ☐
4.	Approval on an advisory (non-binding) basis of the compensation (other than compensation that is based on or otherwise relates to the merger) of Linear Technology's named executive officers.	☐	☐	☐
5.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Linear Technology for the fiscal year ending July 2, 2017.	☐	☐	☐					☐ ☐
6.	Approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve Proposal 1.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

NOTE: Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E13672-P81819

LINEAR TECHNOLOGY CORPORATION

Annual Meeting of Stockholders

October 18, 2016 3:00 PM

This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Lothar Maier and Donald Zerio, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LINEAR TECHNOLOGY CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM, PDT on October 18, 2016, at the Company's principal executive offices, located at 1630 McCarthy Boulevard, Milpitas, California 95035, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS IN PROPOSAL 3 AND FOR PROPOSALS 1, 2, 4, 5 AND 6. WHETHER OR NOT DIRECTION IS MADE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side